Explanatory Note

CloudCommerce, Inc. has filed this Form 1-A/A solely for the purpose of filing Exhibits 2.10, 4.1, 8.1 and 12.1.

PART III—EXHIBITS

Exhibit	Description
2.1	Articles of Incorporation (incorporated by reference from the exhibits included with the Company’s Report on Form 10-KSB filed with the Securities and Exchange Commission, dated April 10, 2002).
2.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated September 30, 2015).
2.3	Bylaws (incorporated by reference from the exhibits included with the Company’s Report on Form 10-KSB filed with the Securities and Exchange Commission, dated April 10, 2002).
2.4	Certificate of Designation of Series A Preferred Stock (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 6, 2015).
2.5	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated December 18, 2015).
2.6	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated June 28, 2016).
2.7	Certificate of Designation of Series C Preferred Stock (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
2.8	Certificate of Designation of Series D Preferred Stock (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
2.9	Certificate of Designation of Series E Preferred Stock (incorporated by reference to 8-K filed November 17, 2017)
2.10	Form of Certificate of Designation of Series F Preferred Stock (filed herewith)
4.1	Form of Subscription Agreement for offering (filed herewith)
6.1	First Agreement and Plan of Reorganization between Latinocare Management Corporation, a Nevada corporation, and Warp 9, Inc., a Delaware corporation (Incorporated by reference from the exhibits included with the Company’s Report on Form SC 14F1 filed with the Securities and Exchange Commission, dated April 8, 2003).
6.2	Second Agreement and Plan of Reorganization between Latinocare Management Corporation, a Nevada corporation, and Warp 9, Inc., a Delaware corporation (Incorporated by reference from the exhibits included with the Company’s prior Report on Form 8-K filed with the Securities and Exchange Commission, dated June 11, 2003).
6.3	Agreement and Plan of Merger by and among Indaba Group, LLC, a Colorado limited liability company, Ryan Shields, Blake Gindi, and Jack Gindi, Warp 9, Inc., a Nevada corporation, and Warp 9, Inc., a Delaware corporation. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 30, 2015).
6.4	Statement of Merger between Indaba Group, LLC, a Colorado limited liability company, and Warp 9, Inc., a Delaware corporation (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 6, 2015).
6.5	Certificate of Merger of Domestic Corporation and Foreign Limited Liability Corporation between Warp 9, Inc., a Delaware corporation, and Indaba Group, LLC, a Colorado limited liability company (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 6, 2015).
6.6	Agreement and Plan of Merger, dated as of August 1, 2017, by and among CloudCommerce, Inc., Parscale Creative, Inc., Bradley Parscale and Parscale Digital, Inc. (incorporated by reference from the exhibits included with the Company’s Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).

6.7	Purchase Agreement, dated August 1, 2017, by and among CloudCommerce, Inc., Parscale Media, LLC, and Bradley Parscale (incorporated by reference from the exhibits included with the Company’s Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
6.8	Stock Option Plan (Incorporated by reference from the exhibits included in the Company’s Information Statement filed with the Securities and Exchange Commission, dated August 1, 2003).
6.9	Form of Convertible Note, dated January 5, 2015 (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 10-Q/A filed with the Securities and Exchange Commission, dated February 17, 2015).
6.10	Form of Stock Option Agreement (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 10-Q/A filed with the Securities and Exchange Commission, dated February 17, 2015).
6.11	Agreement and Plan of Merger by and among Indaba Group, LLC, a Colorado limited liability company, Ryan Shields, Blake Gindi, and Jack Gindi, Warp 9, Inc., a Nevada corporation, and Warp 9, Inc., a Delaware corporation. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 30, 2015).
6.12	Employment Agreement between Indaba Group, Inc., a Delaware corporation, and Ryan Shields (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 6, 2015).
6.13	Employment Agreement between Indaba Group, Inc., a Delaware corporation, and Blake Gindi (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 6, 2015).
6.14	Convertible Promissory Note (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 9, 2015).
6.15	Form of Promissory Note (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated April 21, 2016).
6.16	Form of Exchange Agreement (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated June 28, 2016).
6.17	Form of Promissory Note (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, dated October 7, 2016).
6.18	Exchange Agreement, dated July 31, 2017, by and between CloudCommerce, Inc., and Bountiful Capital, LLC (incorporated by reference from the exhibits included with the Company’s Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
6.19	Management Services Agreement, dated August 1, 2017, by and between CloudCommerce, Inc., and Parscale Creative, Inc. (incorporated by reference from the exhibits included with the Company’s Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
6.20	Management Services Agreement, dated August 1, 2017, by and between CloudCommerce, Inc., and Parscale Media, LLC (incorporated by reference from the exhibits included with the Company’s Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
6.20	Advisory Agreement, dated August 1, 2017, with Jill Giles (incorporated by reference from the exhibits included with the Company’s Report on Form 8-K filed with the Securities and Exchange Commission, dated August 2, 2017).
6.21	Secured Promissory Note, dated June 29, 2018, issued by Parscale Digital Inc. to P2Binvestor, Incorporated (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2018).
6.22	Security Agreement dated June 29, 2018, between Parscale Digital Inc. and P2Binvestor, Incorporated (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2018).
6.23	Agreement, dated November 20, 2018, by and between CloudCommerce, Inc. and Bradley Parscale (incorporated by reference to the Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2018).
6.24	Securities Purchase Agreement, dated June 10, 2019 (incorporated by reference to 10-Q filed August 13, 2019)
6.25	Note issued June 10, 2019 (incorporated by reference to 10-Q filed August 13, 2019)
6.26	Securities Purchase Agreement, dated July 16, 2019 (incorporated by reference to 10-Q filed August 13, 2019)
6.27	Note issued July 16, 2019 (incorporated by reference to 10-Q filed August 13, 2019)
6.28	Broker-Dealer Agreement between the Company and Dalmore Group, LLC (previously filed)
6.29	Reg A+ Engagement Agreement between the Company and Manhattan Street Capital (previously filed)
8.1	Form of Escrow Services Agreement (filed herewith)
11.1	Consent of M&K CPAS, PLLC (previously filed)
11.2	Consent of Liggett & Webb, P.A. (previously filed)
11.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 12.1)
12.1	Opinion of Sichenzia Ross Ference LLP (filed herewith)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Sate of Texas, on October 25, 2019.

CloudCommerce, Inc.

By:	/s/ Andrew Van Noy
Andrew Van Noy
Chief Executive Officer and President
(Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Andrew Van Noy	Dated: October 25, 2019
Andrew Van Noy,
Chief Executive Officer, President and Chairman
(Principal Executive Officer)

By:	/s/ Gregory Boden	Dated: October 25, 2019
Gregory Boden, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

By:	/s/ Zachary Bartlett	Dated: October 25, 2019
Zachary Bartlett, Director

By:	/s/ Bradley Parscale	Dated: October 25, 2019
Bradley Parscale, Director